UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 3, 2025

PHIO PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 947-0251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2025, Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”), entered into inducement letter agreements (the “Inducement Letter Agreements”) with certain holders (the “Holders”) of certain of its existing common stock warrants to exercise such warrants for an aggregate of 5,663,182 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”).  These warrants were originally issued to the Holders in July 2024, December 2024, January 2025 and July 2025, having exercise prices between $2.00 and $5.45 per share (the “Existing Warrants”).

The shares of Common Stock issuable upon exercise of the Existing Warrants are registered for resale pursuant to effective registration statements on Form S-1 (Nos. 333-281502 and 333-284381) and Form S-3 (No. 333-289621).

Pursuant to the Inducement Letter Agreements, warrants to purchase 60,000 shares of Common Stock with an exercise price of $2.00 were exercised at such exercise price, warrants to purchase 948,596 shares of Common Stock with an exercise price of $2.485 were exercised at such exercise price, and warrants to purchase 4,654,586 shares of Common Stock were (or will be) exercised at a reduced exercise price of $2.05 per share.

In consideration for the exercise of such warrants for cash and the payment of an additional $0.125 per New Warrant (as defined below), or an aggregate of $1,415,795.50 for all New Warrants, the Company agreed to issue to the Holders new unregistered Series A Warrants (the “New Warrants”) to purchase an aggregate of up to 11,326,364 shares of Common Stock (the “New Warrant Shares”).

The closing of the offering is expected to occur in multiple tranches. The initial first closings of the offering occurred on November 4 and November 6, 2025, where the Holders exercised an aggregate of 5,313,182 Existing Warrants, 60,000 of which were exercised at the existing exercise price of $2.00 per share, 948,596 of which were exercised at the existing exercise price of $2.485 per share, and 4,304,586 of which were exercised at a reduced exercise price of $2.05 per share. The gross proceeds from the initial closings were approximately $12.6 million.  In connection with such warrant exercises at the initial closings, the Company issued to such Holders New Warrants to purchase up to 10,626,364 New Warrant Shares. Additional closings of the offering are expected to occur by November 18, 2025, subject to the satisfaction of customary closing conditions. Such additional closings will be for a Holder’s exercise of an aggregate of 350,000 Existing Warrants at a reduced exercise price of $2.05 per share, and the Company will issue to such Holder New Warrants to purchase up to 700,000 New Warrant Shares.

The New Warrants have (or will have) an exercise price of $2.05 per share, are (or will be) exercisable immediately upon issuance and have (or will have) a term equal to twenty-four months from the effective date of the Resale Registration Statement (defined below).

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) within 20 calendar days from the date of the Inducement Letter Agreements. The Company also agreed not to issue (other than for the additional closings), enter into any agreement to issue or announce the issuance (other than for the additional closings), or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement (other than the Resale Registration Statement contemplated by the Inducement Letter Agreements and described above) until 15 calendar days after the closing of the offering.

The gross proceeds to the Company from the exercise of the Existing Warrants and the issuance of the New Warrants are expected to be approximately $13.4 million, prior to deducting placement agent fees and offering expenses.

On June 27, 2024, as subsequently amended, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed, among other things, to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the above-mentioned offering. The Company will pay Wainwright (i) an aggregate cash fee equal to 7.5% of the gross proceeds from the exercise of the Existing Warrants and, if the New Warrants are exercised for cash in the future, upon such exercise, and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants and, if the New Warrants are exercised for cash in the future, upon such exercise. In connection with the above-mentioned offering, the Company also agreed to pay Wainwright $35,000 for non-accountable expenses, $50,000 for accountable expenses and $15,950 for clearing fees. Additionally, in connection with the above-mentioned offering, the Company agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to an aggregate of 424,739 shares of Common Stock, equal to 7.5% of the aggregate number of Existing Warrants exercised in the offering (the “Placement Agent Warrants”) and, if the New Warrants are exercised for cash in the future, further warrants to purchase shares of Common Stock equal to the 7.5% of the aggregate number of New Warrants so exercised. 4,500 of the Placement Agent Warrants have an exercise price of $2.8125 per share of Common Stock and a term of twenty-four months from the effective date of the Resale Registration Statement, 349,094 of the Placement Agent Warrants have (or will have) an exercise price of $2.875 per share of Common Stock and a term of twenty-four months from the effective date of the Resale Registration Statement, and 71,145 of the Placement Agent Warrants have an exercise price of $3.4188 per share of Common Stock and a term of twenty-four months from the effective date of the Resale Registration Statement.

The foregoing summaries of the Inducement Letter Agreements, the New Warrants and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the New Warrants, the New Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02. The New Warrants and the Placement Agent Warrants were issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The New Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were not registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 8.01. Other Events.

On November 3, 2025, the Company issued a press release announcing the pricing of the offering. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Placement Agent Warrant, dated November 4, 2025.
10.1	Form of Inducement Letter Agreement, dated November 3, 2025, by and between Phio Pharmaceuticals Corp. and the Holders.
99.1	Press release issued by the Company on November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: November 6, 2025	By:	/s/ Robert J. Bitterman
Robert J. Bitterman President & Chief Executive Officer

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